SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 19, 2005

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01 Entry Into a Material Definitive Agreement

On July 19, 2005 the Company announced that it had accepted for payment all of the approximately $585.7 million in principal amount of outstanding senior notes that had been tendered pursuant to its previously announced tender offers and consent solicitations, which expired at midnight on July 18, 2005. This total amount represented more than a majority of each of the three issues of notes subject to the tender offers and consent solicitations.

Each holder tendering notes also consented to certain proposed amendments and a waiver relating to the indenture governing the holder’s notes. Accordingly, on July 19, 2005, the Company entered into supplemental indentures (the “Supplemental Indentures”) with the indenture trustee for the three issues of senior notes subject to the tender offers and consent solicitations. The affected notes are:

CUSIP No.	Outstanding Principal Amount	Title of Security
79377WAC2	$250,000,000	7 1/2% Notes due 2010
79377WAM0	$208,105,000	7% Notes due 2013
79377WAD0	$200,000,000	7 3/8% Notes due 2019

The Supplemental Indentures (i) extend to October 31, 2005 the Company’s deadlines, for purposes of the subject indentures, to file its Annual Report on Form 10-K for the fiscal year ended January 29, 2005 and its Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2005, (ii) extend to October 31, 2005 the Company’s deadline to deliver to the trustee under each subject indenture a certificate, otherwise required to have been filed by May 29, 2005, relating to compliance with such indenture, (iii) provide that the Company shall not be required to deliver to the trustee under each subject indenture a notice regarding breaches of certain specified covenants under the relevant indenture that occur prior to October 31, 2005 and (iv) provide that the failure of the Company to comply with the provisions of the subject indentures affected by these amendments prior to October 31, 2005 shall not constitute a default within the meaning of a specified provision of each indenture.

This description of the Supplemental Indentures is qualified in its entirety by reference to their complete text. The Supplemental Indentures are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K.

Item	8.01. Other Events

On July 19, 2005, the Company issued a news release relating to the matters described in Item 1.01 above, as well as other matters relating to its tender offers and consent solicitations with respect to its outstanding notes. A copy of the Company’s July 19, 2005 news release is attached hereto as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description of Document

4.1	Copy of the Seventh Supplemental Indenture, dated July 19, 2005, among the Company, as issuer, the Subsidiary Guarantors listed on the signature page, as guarantors, and JPMorgan Chase Bank, N.A., as trustee relating to the Company’s 7 1/2% Notes due 2010.

4.2	Copy of the Second Supplemental Indenture, dated as of July 19, 2005, among the Company, as issuer, the Subsidiary Guarantors listed on the signature page, as guarantors, and The Bank of New York Trust Company, N.A., as trustee relating to the Company’s 7% Notes due 2013.

4.3	Copy of the Seventh Supplemental Indenture, dated July 19, 2005, among the Company, as issuer, the Subsidiary Guarantors listed on the signature page, as guarantors, and JPMorgan Chase Bank, N.A., as trustee relating to the Company’s 7 3/8% Notes due 2019.

99.1	Copy of the Company’s July 19, 2005 news release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: July 21, 2005	/s/ CHARLES J. HANSEN
Charles J. Hansen Executive Vice President and General Counsel

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